Exhibit 21

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization
A. Schulman Plastics, BVBA (10)	Belgium
A. Schulman, S.A.S. (3)	France
A. Schulman Plastics, S.A.S. (3)	France
A. Schulman GmbH (9)	Germany
A. Schulman Inc. Limited (3)	United Kingdom
A. Schulman Canada, Ltd.	Ontario, Canada
A. Schulman A.G. (2)	Switzerland
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman Custom Compounding NE, Inc.	Massachusetts
Prime Colorants, Inc.	Tennessee
A. Schulman International, Inc.	Delaware
A. Schulman de Mexico, S.A. de C.V. (4)	Mexico
ASI Employment, S.A. de C.V. (4)	Mexico
AS Mex Hold, S.A. de C.V. (5)	Mexico
Innovacion Y Desarrollo en Material Avanzados A.C. (31)	Mexico
A. Schulman Polska Sp. z O.O. (2)	Poland
A. Schulman Plastics S.r.l. (2)	Italy
A. Schulman International Services BVBA (10)	Belgium
A. Schulman Poznan Sp Zoo (52)	Poland
A. Schulman Hungary Kft. (1)	Hungary
PT A. Schulman Plastics, Indonesia (7)	Indonesia
A. Schulman Plastics S.L. (10)	Spain
A. Schulman Castellon, S.L. (10)	Spain
A. Schulman Europe GmbH & Co. KG (14)	Germany
A. Schulman Plastics (Dongguan) Ltd. (1)	China
A. Schulman Italia S.p.A. (2)	Italy
A. Schulman Asia Limited	Hong Kong
AS Worldwide, LLC (5)	Delaware
AS Global Holdings, Inc. (17)	Delaware
AS Worldwide LLC & Cie, S.C.S. (11)	Luxembourg
A. Schulman S.á r.l. (8)	Luxembourg
A. Schulman Holdings S.á r.l. (6)	Luxembourg
A. Schulman Nordic AB (2)	Sweden
A. Schulman Belgium BVBA (2)	Belgium
A. Schulman Plastic Sanay Ve Ticaret A.S. (2)	Turkey
A. Schulman Holding Company France (22)	France
A. Schulman Holdings (France) S.A.S. (32)	France
A. Schulman Europe Verwaltungs GmbH (3)	Germany
A. Schulman Plastics s.r.o. (2)	Slovakia
Surplast S.A. (30)	Argentina

Bayshore Industrial, L.L.C. (16)	Texas
Courtenay Polymers Pty Ltd. (26)	Australia
ICO (UK) Limited (22)	United Kingdom
Elian SAS (3)	France
A. Schulman Europe International B.V. (2)	The Netherlands
ICO Global Services, Inc. (15)	Delaware
A. Schulman Australia Pty. Ltd (21)	Australia
ICO Holdings New Zealand Limited (21)	New Zealand
ICO Holland B.V. (22)	The Netherlands
ICO P&O, Inc. (12)	Delaware
A. Schulman Plasticos do Brasil Ltda. (29)	Brazil
Jackdaw Polymeres France S.A.S. (32)	France
A. Schulman Thermoplastic Compounds (UK) Limited (23)	United Kingdom
A. Schulman Thermoplastic Compounds Sdn. Bhd. (13)	Malaysia
ICO Polymers France S.A.S. (3)	France
ICO Polymers Italy S.r.l. (22)	Italy
ICO Polymers North America, Inc. (19)	New Jersey
ICO-Schulman, LLC	Texas
ICO Technology, Inc. (17)	Delaware
J.R. Courtenay (N.Z.) Limited (24)	New Zealand
A. Schulman Plastics (Malaysia) SDN. BHD. (25)	Malaysia
A. Schulman, LLC (22)	Russia
Wedco Technology, Inc. (17)	New Jersey
A. Schulman Plastics India Private Limited (2)	India
The Innovation Company, S.A. de C.V. (16)	Mexico
Worldwide LP LLC (16)	Delaware
ICO Polymers, Inc. (16)	Delaware
ICO Europe C.V. (20)	The Netherlands
ICO Petrochemical Cayman Islands (21)	Cayman Islands
ICO Holdings LLC (18)	Texas
ICO Polymers Cayman Islands (28)	Cayman Islands
ICO Australia RE Holdings Pty. Ltd. (27)	Australia
SCG ICO Polymers Company Limited (33)	Thailand
Natpet Schulman Specialty Plastic Compounds (34)	Saudi Arabia
A. Schulman Plastics Pty. Ltd. (5)	Australia
A. Schulman Ireland Ltd (10)	Ireland
HGGC Citadel Plastic Holdings, Inc.	Delaware
HGGC Citadel Plastics Intermediate Holdings, Inc. (35)	Delaware
Citadel Plastics Holdings, Inc. (36)	Delaware
Citadel Intermediate Holdings LLC (37)	Delaware
Bulk Molding Compounds, Inc. (38)	Illinois
The Matrixx Group, Incorporated (38)	Indiana
LPI Holding Company (39)	Delaware
Lucent Polymers Inc. (40)	Delaware
Citadel Plastics Netherlands Holdings, LLC (53)	Delaware
Citadel Plastics Holdings Cooperatief U.A. (42)	Netherlands

	Citadel Plastics Mexico Holdings, LLC (43)	Delaware
	Immobilaria Satchmo S. de R.L. de C.V. (44)	Mexico
	Bulk Molding Compounds Mexico S. de R.L. de C.V. (44)	Mexico
	Citadel Brazil Holdings LLC (43)	Delaware
	Bulk Molding Compounds do Brazil (45)	Brazil
	BMC Far East Ltd. (41)	Hong Kong
	BMC Composite Materials Co. Ltd. (46)	China
	BMC Dongguan Limited (46)	China
	BMC Deutschland GmbH (53)	Germany
	Tetra-DUR Kunststoff-Produktion GmbH (47)	Germany
	BMC Tetradur (48)	Turkey
	HPC Holdings, LLC (53)	Delaware
	Premix Holding Company (49)	Delaware
	Premix, Inc. (50)	Ohio
	Quantum Composites, Inc. (51)	Ohio
	EMS Holding, Ltd. (51)	Ohio
	Hadlock Plastics, LLC (49)	Delaware

(1)	Owned by A. Schulman Europe GmbH & Co. KG
(2)	Owned by A. Schulman Plastics, BVBA
(3)	Owned by A. Schulman Holdings (France) SAS
(4)	Owned by AS Mex Hold, S.A. de C.V.
(5)	Owned by A. Schulman International, Inc.
(6)	Owned by A. Schulman S.á r.l
(7)	65% owned (in joint venture) by A. Schulman International, Inc.
(8)	Owned by AS Worldwide LLC & Cie, S.C.S.
(9)	Owned 90% by A. Schulman Europe GmbH & Co. KG and 10% by A. Schulman, Inc.
(10)	Owned by A. Schulman Holdings S.ár.l
(11)	99.99% owned by A. Schulman International, Inc. and 0.008% owned by AS Worldwide, LLC
(12)	Owned by ICO-Schulman, LLC.
(13)	Owned by A. Schulman Asia Limited
(14)	Owned by ICO Holland B.V.
(15)	Owned by ICO P&O, Inc.
(16)	Owned by ICO Global Services, Inc.
(17)	Owned by ICO Polymers, Inc.
(18)	Owned by AS Global Holdings, Inc.
(19)	Owned by Wedco Technology, Inc.
(20)	Owned 99% by AS Global Holdings, Inc. and 1% by ICO Holdings, LLC
(21)	Owned by ICO Technology, Inc.
(22)	Owned by A. Schulman Europe International B.V.
(23)	Owned by ICO (UK) Limited
(24)	Owned by ICO Holdings New Zealand Limited
(25)	Owned by J.R. Courtney (N.Z.) Limited
(26)	Owned by A. Schulman Australia Pty. Ltd.
(27)	Owned by Courtenay Polymers Pty. Limited

(28)	Owned by ICO Petrochemical Cayman Islands
(29)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands
(30)	63% owned (in venture) by A Schulman International, Inc.
(31)	Owned by A. Schulman de Mexico, S.A. de C.V.
(32)	Owned by A. Schulman Holding Company France
(33)	13% owned (in partnership) by A. Schulman Plastics (Malaysia) SDN. BHD.
(34)	50% owned (in partnership) by A. Schulman Europe International B.V.
(35)	Owned by HGGC Citadel Plastics Holdings, Inc.
(36)	Owned by HGGC Citadel Plastics Intermediate Holdings, Inc.
(37)	Owned by Citadel Plastics Holdings, Inc.
(38)	Owned by Citadel Intermediate Holdings, LLC
(39)	Owned by The Matrixx Group, Incorporated
(40)	Owned by LPI Holding Company
(41)	50% owned (in partnership) by Bulk Molding Compounds, Inc.
(42)	Owned 65% by Bulk Molding Compounds, Inc. and 35% by Citadel Plastics Netherlands Holdings, LLC
(43)	Owned by Citadel Plastics Holdings Cooperatief U.A.
(44)	Owned by Citadel Plastics Mexico Holdings, LLC
(45)	Owned 99.9999% by Citadel Brazil Holdings LLC and 0.0001% by Citadel Plastics Holdings Cooperatief U.A.
(46)	Owned by BMC Far East Ltd.
(47)	Owned by BMC Deutschland GmbH
(48)	Owned 99.5% by Tetra-DUR Kunststoff-Produktion GmbH and .05% by BMC Deutschland GmbH
(49)	Owned by HPC Holdings, LLC
(50)	Owned by Premix Holding Company
(51)	Owned by Premix, Inc.
(52)	Owned by A. Schulman International Services BVBA
(53)	Owned by Bulk Molding Compounds, Inc.